UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROWAN COMPANIES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019

Rowan Companies plc
(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Transaction Agreement

As previously reported, Rowan Companies plc, a public limited company organized under the laws of England and Wales (the “Company” or “Rowan”), is pursuing a transaction to effect a “merger-of-equals” with Ensco plc, a public limited company organized under the laws of England and Wales (“Ensco”). Pursuant to the Transaction Agreement, dated October 7, 2018, by and between the Company and Ensco (the “Transaction Agreement”) and by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the U.K. Companies Act 2006, each of the issued and outstanding Class A ordinary shares of the Company (each, a “Rowan Ordinary Share”) will be exchanged (the “Transaction”) pursuant to the Scheme for a fixed number of Class A ordinary shares of Ensco each with a nominal value of $0.10 per share (the “New Ensco Shares”).

On January 28, 2019, the Company and Ensco entered into a Deed of Amendment No. 1 to the Transaction Agreement (the “Amendment”) to amend the Transaction Agreement. The Amendment increases the number of New Ensco Shares holders of Rowan Ordinary Shares will receive for each Rowan Ordinary Share from 2.215 to 2.750.

Other than as expressly modified pursuant to the Amendment, the Transaction Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by the Company on October 8, 2018, remains in full force and effect as originally executed on October 7, 2018. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Amendment attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 29, 2019, the Company issued a press release (the “Press Release”) announcing the execution of the Amendment. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

2.1	Deed of Amendment No. 1 to the Transaction Agreement, dated as of January 28, 2019, by and between Ensco plc and Rowan Companies plc.
99.1	Press Release, dated as of January 29, 2019, announcing the execution of the Amendment.

* * *

Forward-Looking Statements

Statements included in this document regarding the proposed transaction between Ensco plc (“Ensco”) and Rowan, including benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to cash flows, revenue growth, credit ratings or other attributes of Ensco plc following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)). Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Ensco and Rowan, delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both Ensco and Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Ensco and Rowan have filed a joint proxy statement on Schedule 14A with the SEC. Ensco and Rowan intend that the proposed transaction will be implemented by means of a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the UK Companies Act 2006, as amended, in which case the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines, with Rowan’s consent, to structure the transaction as an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, Ensco will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ENSCO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT (WHICH INCLUDES AN EXPLANATORY STATEMENT IN RESPECT OF ANY SCHEME OF ARRANGEMENT OF ROWAN, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UK COMPANIES ACT 2006) AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement has been and any registration statement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings. Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensco and Rowan with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400, or Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800. Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in Proxy Solicitation

Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in the joint proxy statement filed by Ensco and Rowan with the SEC on December 11, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Ensco and Rowan are incorporated under the laws of England and Wales. In addition, some of their respective officers and directors reside outside the United States, and some or all of their respective assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Ensco, Rowan or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Ensco, Rowan or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws.

Contact

Rowan Companies plc

Son Vann

Vice President Corporate Development

713-960-7655

OR

Joele Frank, Wilkinson Brimmer

Katcher Andrew Siegel / Dan Moore

212-355-4449

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2019	ROWAN COMPANIES PLC

	By:	/s/ Thomas P. Burke
Thomas P. Burke
President and Chief Executive Officer

Exhibit 2.1

DEED OF AMENDMENT NO. 1 TO TRANSACTION AGREEMENT

THIS DEED OF AMENDMENT NO. 1 TO TRANSACTION AGREEMENT, dated as of January 28, 2019 (this “Amendment”), is by and between Ensco plc, a public limited company organized under the Laws of England and Wales (“Ensco”), and Rowan Companies plc, a public limited company organized under the Laws of England and Wales (“Rowan”). Ensco and Rowan are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Ensco and Rowan entered into that certain Transaction Agreement dated as of October 7, 2018 (the “Transaction Agreement”);

WHEREAS, Section 8.11 of the Transaction Agreement provides that any provision of the Transaction Agreement may be amended or waived, whether before or after receipt of the Rowan Shareholder Approval or the passing of the Ensco Shareholder Resolutions, as applicable, if such amendment or waiver is in writing and signed, in the case of an amendment, by Rowan and Ensco; and

WHEREAS, Ensco and Rowan now intend to amend certain provisions of the Transaction Agreement as set forth herein.

NOW, THEREFORE, Ensco and Rowan agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein that are not otherwise defined have the meanings set forth in the Transaction Agreement.

SECTION 2. Representations of the Parties.

2.1 Representations and Warranties of Rowan.

(a) Rowan has the requisite corporate power and authority to execute and deliver this Amendment.  This Amendment has been duly and validly executed and delivered by Rowan and, assuming this Amendment constitutes the valid and binding agreement of Ensco, constitutes the valid and binding agreement of Rowan, enforceable against Rowan in accordance with its terms, except that such enforcement may be subject to the Remedies Exceptions.

(b) The Board of Directors of Rowan has received the opinion letter of Goldman, Sachs & Co. LLC to the effect that, as of the date hereof and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio pursuant to the Transaction Agreement, as amended by this Amendment, is fair from a financial point of view, to the holders (other than Ensco and its affiliates) of Rowan Ordinary Shares. Rowan shall, promptly following the execution of this Amendment by all Parties, furnish an accurate, complete and confidential copy of said opinion letter to Ensco solely for informational purposes.

2.2 Representations and Warranties of Ensco. Ensco has the requisite corporate power and authority to execute and deliver this Amendment.  This Amendment has been duly and validly executed and delivered by Ensco and, assuming this Amendment constitutes the valid and binding agreement of Rowan, constitutes the valid and binding agreement of Ensco, enforceable against Ensco in accordance with its terms, except that such enforcement may be subject to the Remedies Exceptions.

SECTION 3. Amendments to Transaction Agreement. Section 2.2(a) of the Transaction Agreement is hereby amended with immediate effect by deleting “2.215” and replacing it with “2.750”.

SECTION 4. Effect on Transaction Agreement; Effect on Scheme of Arrangement.

4.1 Other than as specifically set forth herein, all other terms and provisions of the Transaction Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect. The Transaction Agreement and this Amendment shall be read and construed as one document and references in the Transaction Agreement (i) to the “Agreement” shall be to the Transaction Agreement as amended by this Amendment; and (ii) to the “Scheme of Arrangement” and the “Transaction” shall be to the Scheme of Arrangement and the Transaction as amended as a consequence of this Amendment.

4.2 The Parties shall amend the Scheme of Arrangement to give effect to the amendment provided for by Section 3 of this Amendment.

4.3 Without prejudice to the provisions of the Transaction Agreement, the Parties agree that they shall each procure that the Proxy Statement, as supplemented to give effect to this Amendment, includes: (i) in the case of Ensco, the Ensco Board Recommendation (unless the Board of Directors of Ensco has effected an Ensco Adverse Recommendation Change pursuant to and in accordance with Section 5.4 of the Transaction Agreement); and (ii) in the case of Rowan, the Rowan Board Recommendation (unless the Board of Directors of Rowan has effected a Rowan Adverse Recommendation Change pursuant to and in accordance with Section 5.3 of the Transaction Agreement).

SECTION 5. Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

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SECTION 6. Headings. Headings of the Sections of this Amendment are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

SECTION 7. Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in .pdf form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

SECTION 8. Assignment; Binding Effect. Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned or delegated by a Party hereto without the prior written consent of the other Party. Subject to the first sentence of this Section 8, this Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8 shall be null and void.

SECTION 9. Governing Law; Jurisdiction.

9.1 This Amendment is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Amendment, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

9.2 The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Amendment. Any proceeding, suit or action arising out of or in connection with this Amendment or the negotiation, existence, validity or enforceability of this Amendment (“Proceedings”) shall be brought only in the courts of England. Each Party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in the courts of England. Each Party also agrees that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction. Each Party irrevocably submits and agrees to submit to the jurisdiction of the courts of England. No delay or omission by any Party in exercising any right, power or remedy provided by law or under this Amendment shall (i) affect that right, power or remedy; or (ii) operate as a waiver of it. The single or partial exercise of any right, power or remedy provided by law or under this Amendment shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Amendment are cumulative and not exclusive of any rights, powers and remedies provided by law. Without prejudice to any other rights and remedies which either Party may have, each Party acknowledges and agrees that damages may not be an adequate remedy for any breach by either Party of the provisions of this Amendment and either Party shall be entitled to seek the remedies of injunction, specific performance and other equitable remedies (and neither of the Parties shall contest the appropriateness or availability thereof), for any threatened or actual breach of any such provision of this Amendment by either Party and no proof or special damages shall be necessary for the enforcement by either Party of the rights under this Amendment.

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SECTION 10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING, DIRECTLY OR INDIRECTLY, OUT OF OR RELATING TO THIS AMENDMENT, THE TRANSACTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ROWAN OR ENSCO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 11. Entire Agreement. This Amendment, the Transaction Agreement (including the exhibits and schedules thereto) and the Confidentiality Agreement, as amended, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Amendment is not intended to grant standing to any person other than the Parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as a deed as of the date first above written.

Executed as a deed by ENSCO PLC acting by a director:

/s/ Carl. G. Trowell
Name:	Carl G. Trowell
Title:	President and Chief Executive Officer

In the presence of:

/s/ Michael McGuinty
Witness Name: Michael McGuinty
Occupation: Attorney
Address:	6 Chesterfield Gardens
London, UK

Executed as a deed by ROWAN COMPANIES PLC, acting by a director:

/s/ Thomas P. Burke
Name:	Thomas P. Burke
Title:	President and Chief Executive Officer

In the presence of:

/s/ Mark F. Mai
Witness Name: Mark F. Mai
Occupation: Lawyer
Address:	2800 Post Oak Blvd, Suite 5450
Houston, Texas 77056

[Signature Page to Amendment No. 1 to Transaction Agreement]

Exhibit 99.1

Contacts: Investor Relations investorrelations@rowan.com +1 713 621 7800	Press Release

FOR IMMEDIATE RELEASE

Rowan Companies plc Amends Transaction Agreement with Ensco plc to Increase Exchange Ratio to 2.750

Agreement Represents 24.2% Increase from Previously Agreed Exchange Ratio

Reiterates Strategic and Financial Benefits of Combining with Ensco

Amended Agreement Supported by Major Rowan Shareholder Odey Asset Management LLP

HOUSTON, January 29, 2019 – Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) today announced that it has entered into an amendment to the Transaction Agreement with Ensco plc (NYSE: ESV) ("Ensco") providing for the combination of the two companies in an all-stock transaction. Under the amended agreement, Rowan shareholders will receive 2.750 shares of Ensco for each share of Rowan they own. All other terms and conditions of the agreement entered into on October 7, 2018, remain the same.

Several Rowan shareholders have indicated their support for the transaction and the value creation opportunity that the pending combination presents to the Company’s shareholders. In concert with the amended transaction agreement, Odey Asset Management LLP, one of Rowan’s largest shareholders as of the most recent regulatory filings, has pledged its support to Ensco by entering into an irrevocable voting agreement for the firm’s holdings of approximately 11.4 million Rowan shares, or approximately 9% of Rowan’s shares outstanding.

The Company issued the following statement:

Rowan’s Board of Directors and management team have a long track record of engaging with shareholders to understand their perspectives and advance their best interests. Since Rowan announced an agreement to combine with Ensco on October 7, 2018, we have had extensive dialogue with shareholders, and we continue to receive significant positive feedback regarding the industrial logic and value creation opportunity of the pending combination from many of Rowan’s shareholders.

We are pleased to have reached an amended agreement with Ensco at an exchange ratio of 2.750, which represents a 24.2% increase compared to the 2.215 exchange rate in the previously announced agreement between the companies. The Rowan Board and management team actively negotiated with Ensco to receive the significantly improved exchange ratio and, after careful review and consideration, the Board determined that the transaction continues to maximize value for all Rowan shareholders and represents the best path forward for the Company.

The Rowan Board and management team have acted decisively to position our company for long-term growth and success. As part of these efforts, Rowan’s Board has undertaken a multi-year review, in consultation with its outside financial and legal advisors, of strategic alternatives including asset sales, internal restructurings, joint ventures and other business combinations. During this extensive review process, the Rowan Board evaluated a combination with Ensco and determined that no other alternatives were sufficiently compelling for Rowan shareholders, and unanimously approved a definitive transaction agreement to combine with Ensco in October 2018. As the Rowan team has worked with the Ensco team over the last several months to begin planning for the integration and realization of synergy opportunities, our conviction regarding the value creation opportunity has only grown stronger.

Shareholders of the pro forma entity will benefit from efficiencies including an expected $165 million of annual run-rate expense synergies1 that will drive $1.1 billion of capitalized value creation, providing even greater upside as the industry recovery gains momentum. Should challenging market conditions persist, or even worsen, the enhanced scale, resiliency and efficiency of the combined company will be all that much more important and beneficial for shareholders. Moreover, the combination provides Rowan with enhanced protection in more challenging market conditions as it dramatically increases Rowan’s contracted revenue backlog from approximately $500 million to more than $2.6 billion. The combined company will also have $3.7 billion of total liquidity, including $1.7 billion of cash and short-term investments, and a flexible capital structure with no secured debt that enhances our ability to navigate through industry cycles and generate greater shareholder value than Rowan could alone.

Rowan’s Board and management team strongly recommend that all Rowan shareholders vote “FOR” the all-stock transaction with Ensco at the Company’s Court and General Meetings.

Rowan expects the reconvened Court and General Meetings to occur during the week of February 18, 2019 and will announce the place, date and time of the meetings to approve resolutions relating to the transaction with Ensco in our proxy supplement to be issued promptly.

Goldman Sachs & Co. LLC is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to the Company.

Rowan shareholders who have questions or need assistance voting their shares should contact Rowan’s proxy solicitor, MacKenzie Partners, Inc., by calling toll-free at (800) 322-2885 (from the U.S. and Canada) or (212) 929-5500 (call collect from other locations) or via email at proxy@mackenziepartners.com.

About Rowan

Rowan is a global provider of contract drilling services with a current fleet of 25 mobile offshore drilling units, composed of 21 self-elevating jack-up rigs and four ultra-deepwater drillships. The company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, the Mediterranean Sea, and Trinidad. Additionally, the company is a 50/50 partner in a joint venture with Saudi Aramco, entitled ARO Drilling that owns a fleet of seven self-elevating jack-up rigs that operate in the Arabian Gulf. The company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the company, please visit www.rowan.com.

Forward-Looking Statements

Statements included in this document regarding the proposed transaction between Ensco plc (“Ensco”) and Rowan, including benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to cash flows, revenue growth, credit ratings or other attributes of Ensco plc following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)). Forward-looking statements include words or phrases such as "anticipate," "believe," “contemplate,” "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Ensco and Rowan, delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both Ensco and Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

1 Over 75% of targeted synergies are expected to be realized within one year of closing

Additional Information and Where to Find it

In connection with the proposed transaction, Ensco and Rowan have filed a joint proxy statement on Schedule 14A with the SEC. Ensco and Rowan intend that the proposed transaction will be implemented by means of a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the UK Companies Act 2006, as amended, in which case the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines, with Rowan’s consent, to structure the transaction as an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, Ensco will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ENSCO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT (WHICH INCLUDES AN EXPLANATORY STATEMENT IN RESPECT OF ANY SCHEME OF ARRANGEMENT OF ROWAN, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UK COMPANIES ACT 2006) AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement has been and any registration statement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings. Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensco and Rowan with the SEC from the SEC's website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400, or Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800. Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in the Solicitation

Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in the joint proxy statement filed by Ensco and Rowan with the SEC on December 11, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies' security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Ensco and Rowan are incorporated under the laws of England and Wales. In addition, some of their respective officers and directors reside outside the United States, and some or all of their respective assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Ensco, Rowan or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Ensco, Rowan or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws.

Contact

Rowan Companies plc

Son Vann

Vice President Corporate Development

+1-713-960-7655

OR

Joele Frank, Wilkinson Brimmer Katcher

Andrew Siegel / Dan Moore

+1-212-355-4449